EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Assembly Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	(1)(2)	(3)

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)	(1)(2)	(3)

Fees to Be Paid	Debt	Debt Securities	457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Warrants	457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Subscription Rights	457(o)	(1)(2)	(3)

Fees to Be Paid	Other	Units(4)	457(o)	(1)(2)	(3)

Fees to be Paid	Unallocated (Universal Shelf)	—	457(o)	(1)(2)	(3)	$250,000,000	0.00015310	$38,275

	Total Offering Amounts					$250,000,000	0.00015310	$38,275

	Total Fees Previously Paid							—

	Total Fee Offsets							$30,505.04

Net Fees Due								$7,769.96

(1)

Assembly Biosciences, Inc. (the “Company”) is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Company has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)

Pursuant to Rule 416 under the Securities, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000.

(4)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Assembly Biosciences, Inc.	S-3	333-248469	8/28/2020		$30,505.04(5)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$235,015,702.17

Fee Offset Sources	Assembly Biosciences, Inc.	S-3	333-248469		8/28/2020						$30,505.04(5)

(5)

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $38,940 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-248469) filed by the registrant on August 28, 2020 and declared effective on September 4, 2020 (the Prior Registration Statement). The Registrant hereby offsets the total registration fee of $38,275 due under this registration statement by $30,505.04 (calculated at the fee rate in effect at the date of the Prior Registration Statement of $129.80 per million dollars), which represents the portion of the registration fee previously paid with respect to $235,015,702.17 of unsold securities previously registered under the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.